CERTIFICATE OF AUTHOR

I, Tracy J. Armstrong, P. Geo., of 2007 Chemin Georgeville, res. 22, Magog, QC J1X 3W4 do hereby certify that:

1.

I am an associate of P & E Mining Consultants Inc.

2.

I graduated with an Honors Bachelor of Science degree in Geology from Queen’s University at Kingston, Ontario in 1982.

3.

I am a P. Geo., Registered in the Province of Quebec (OGQ No. 566) and in the Province of Ontario (APGO No. 1204).

4.

I have worked as a geologist for a total of 20 years since obtaining my B.Sc. degree.

5.

I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.

I am responsible for sections 1 through 14, 16, and co-authored section 18 as well as the overall structuring of the technical report titled “Technical Report and Resource Estimate on the Fuwan Property, Guangdong Province, China.”

7.

I visited the Fuwan Property on August 25, 2005.

8.

I have had no prior involvement with the issuer.

9.

I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the report, the omission of which would make the report misleading.

10.

I am independent of the issuer applying all of the tests in section 1.5 of National Instrument 43-101.

11.

I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

12.

I consent to the use of the Technical Report with the United Stated Securities Commission (“SEC) with respect to Minco Mining & Metals Corporation’s Annual Form 20-F Registration Statement including the electronic publication in the EDGAR system with the SEC accessible by the public, of the Technical Report.

Dated this 9th Day of June, 2006

___________________________

Tracy J. Armstrong P. Geo.